Exhibit 99.2

INSTRUCTIONS FOR USE OF environmental solutions worldwide, inc.

SUBSCRIPTION CERTIFICATE

The following instructions relate to a rights offering (the “Rights Offering”) by Environmental Solutions Worldwide, Inc., a Florida corporation (the “Company”), to the holders of its common stock, par value $0.001 per share (“Common Stock”), as described in the Company’s prospectus dated May [__], 2011 (the “Prospectus”). Holders of record of Common Stock at the close of business on [__], 2011 (the “Record Date”) will receive at no charge non-transferable subscription rights (each, a “Subscription Right”) to purchase up to an aggregate of 66,666,667 shares of Common Stock at a subscription price of $0.12 per share (the “Subscription Price”), for up to an aggregate purchase price of $8.0 million in cash, or by the delivery to us by the holder of an equivalent amount of principal and accrued and unpaid interest of indebtedness owed by us to such holder, or a combination thereof. Each stockholder will receive one Subscription Right for each share of Common Stock owned on the Record Date and each Subscription Right will entitle its holder to purchase [0.51494] shares of Common Stock at the Subscription Price (the “Basic Subscription Right”). The Company will not issue fractional shares, but rather will round down the aggregate number of shares the holder is entitled to receive to the nearest whole number.

Subject to the allocation described below, each Subscription Right also grants the holder an oversubscription right (the “Oversubscription Right”) to purchase additional shares of our Common Stock that are not purchased by other rights holders pursuant to their Basic Subscription Rights. You are entitled to exercise your Oversubscription Right only if you exercise your Basic Subscription Rights in full. If you wish to exercise your Oversubscription Right, you should indicate the number of additional shares that you would like to purchase in the space provided on your Subscription Certificate. When you send in your Subscription Certificate, you must also send the full purchase price in cash and/or company indebtedness as described below for the number of additional shares that you have requested to purchase (in addition to the payment in cash and/or Company indebtedness as described below due for shares purchased through your Basic Subscription Right). If the number of shares remaining after the exercise of all Basic Subscription Rights is not sufficient to satisfy all requests for shares pursuant to Oversubscription Rights, the oversubscribing shareholders will be allocated additional shares (subject to elimination of fractional shares) proportionately among all stockholders who exercised their oversubscription rights based on the number of shares each stockholder subscribed for under their basic subscription rights. However, if your pro-rata allocation exceeds the number of shares you requested on your Subscription Certificate, then you will receive only the number of shares that you requested, and the remaining shares from your pro-rata allocation will be divided among other rights holders exercising their Oversubscription Rights.

THE SUBSCRIPTION RIGHTS WILL EXPIRE AND WILL HAVE NO VALUE AT 5:00 P.M., NEW YORK CITY TIME, ON [__], 2011, SUBJECT TO EXTENSION OR EARLIER TERMINATION (THE “EXPIRATION DATE”).

The number of Subscription Rights to which you are entitled is printed on page 1 of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate sections of your Subscription Certificate and returning the Subscription Certificate to Bay City Transfer Agency & Registrar, the subscription agent (the “Subscription Agent”) in the envelope provided.

THE SUBSCRIPTION AGENT MUST RECEIVE YOUR COMPLETED SUBSCRIPTION CERTIFICATE OR YOUR NOTICE OF GUARANTEED DELIVERY ON OR BEFORE THE EXPIRATION DATE. IN ADDITION, THE SUBSCRIPTION AGENT MUST RECEIVE PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, FOR ALL SUBSCRIPTION RIGHTS EXERCISED ON OR BEFORE THE EXPIRATION DATE.

(1) Subscription Rights. To exercise Subscription Rights, properly complete and execute your Subscription Certificate and send it, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Rights and the Oversubscription Rights, to the Subscription Agent. Delivery of the Subscription Certificate must be made by mail or by overnight delivery. All payments must be made in full in (a) United States dollars by (i) uncertified check drawn against a U.S. bank payable to “Bay City Transfer Agency & Registrar as Subscription Agent”, (ii) bank draft (cashier’s check) drawn against a U.S. bank payable to “Bay City Transfer Agency & Registrar as Subscription Agent”, (iii) U.S. postal money order payable to “Bay City Transfer Agency & Registrar as Subscription Agent,” or (iv) wire transfer of immediately available funds to an account maintained by Bay City Transfer Agency & Registrar or (b) the delivery of an equivalent amount of principal and unpaid interest of indebtedness owed by the Company to you. The Subscription Price will be deemed to have been received by the Subscription Agent under the conditions described in the paragraph below entitled “Acceptance of Payments.”

(a) Nominee Holders. Banks, brokers, trusts, depositaries or other nominee holders of the Subscription Rights who exercise the Subscription Rights on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and the Company, on a Nominee Holder Certification Form, as to the aggregate number of Subscription Rights that have been exercised, and the number of shares of Common Stock requested through the Oversubscription Right, by each beneficial owner of Subscription Rights on whose behalf the nominee holder is acting. In addition, any such nominee acting on behalf of a beneficial owner who is a resident of, or is located in, the State of Arizona must advise the Company and the Subscription Agent that it is exercising Subscription Rights on behalf of a beneficial owner that is a resident of, or located in, Arizona and provide to the Company and the Subscription Agent the number of Subscription Rights being subscribed for on behalf of any beneficial owner who is a resident of or located in Arizona.

(b) Acceptance of Payments. Payments will be deemed to have been received by the Subscription Agent only upon (a) clearance of any uncertified check deposited by the Subscription Agent; (b) receipt by the Subscription Agent of any certified bank check draft drawn against a U.S. bank; (c) receipt by the Subscription Agent of any postal, telegraphic or express money order; or (d) original evidence of indebtedness owed by the Company to you. DO NOT SEND SUBSCRIPTION CERTIFICATES OR PAYMENTS TO THE COMPANY. Except as described under “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus, your subscription will not be considered received until the Subscription Agent has received delivery of a properly completed and duly executed Subscription Certificate and payment of the full subscription amount.

(c) Procedures for Guaranteed Delivery of a Subscription Certificate. The Subscription Agent will grant you three (3) business days after the Expiration Date to deliver the Subscription Certificate if you follow the instructions below for providing the Subscription Agent notice of guaranteed delivery (the “Notice of Guaranteed Delivery”). On or prior to the Expiration Date, the Subscription Agent must receive payment in full for all shares of Common Stock subscribed for through the exercise of the subscription privilege, together with a properly completed and duly executed Notice of Guaranteed Delivery either by mail, telegram or facsimile transmission, that specifies the name of the holder of the Subscription Rights and the number of shares of Common Stock subscribed for. If applicable, it must state separately the number of shares of Common Stock subscribed for through the exercise of the basic and Oversubscription privileges and a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States must guarantee that the properly completed and executed Subscription Certificate for all shares of Common Stock subscribed for will be delivered to the Subscription Agent within three (3) business days after the Expiration Date. The Subscription Agent will then conditionally accept the exercise of the Subscription Rights and will withhold the certificates for shares of Common Stock until it receives the properly completed and duly executed Subscription Certificate within that time period.

In the case of holders of Subscription Rights that are held of record through the Depository Trust Company (the “DTC”), those Subscription Rights may be exercised by instructing DTC to transfer Subscription Rights from that holder's DTC account to the Subscription Agent's DTC account, together with payment of the full Subscription Price. The Notice of Guaranteed Delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP.

Notices of Guaranteed Delivery and payments should be mailed or delivered to the Subscription Agent. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent at the address, email or by calling the telephone numbers below.

(d) Contacting the Subscription Agent and Information Agent. The addresses of the Subscription Agent is as follows:

Bay City Transfer & Registrar

300 Center Avenue, Suite 202B

Bay City, MI 48708

(e) Partial Exercises; Effect of Over- and Underpayments. If you do not indicate the number of Subscription Rights being exercised, or do not forward full payment of the total Subscription Price payment for the number of Subscription Rights that you indicate are being exercised, then you will be deemed to have exercised your Subscription Rights with respect to the maximum number of Subscription Rights that may be exercised with the aggregate Subscription Price payment you delivered to the Subscription Agent. If the payment exceeds the amount necessary for the full exercise of your Subscription Rights, the Company or the Subscription Agent will return the excess amount to you by mail, without interest or deduction, in the form in which made or if made in a combination of cash and indebtedness, in the form indicated, or if not indicated, Company indebtedness will be applied first, followed by cash, as soon as practicable after the Expiration Date of the Rights Offering.

If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights upon your request. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights evidenced thereby.

(f) Sale or Transfer of Rights. The Subscription Rights are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else, except to affiliates of the recipient and except by operation of law.  If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by the Subscription Agent by mail or by overnight courier prior to the Expiration Date at the address specified in these instructions.

(g) Delivery of Stock Certificates. The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate, unless you provide instructions to the contrary in your Subscription Certificate.

(h) Basic Subscription Rights. As soon as practicable after the Expiration Date and the valid exercise of Subscription Rights, the Subscription Agent will mail to each exercising Subscription Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Rights.

(i) Oversubscription Rights. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Subscription Rights holder who validly exercises the Oversubscription Subscription Certificates representing the number of shares of Common Stock, if any, allocated to such Subscription Rights holder pursuant to the Oversubscription Rights.

(j) Excess Payments. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Subscription Rights holder any excess amount, without interest or deduction, in the form in which made or if made in a combination of cash and indebtedness, in the form indicated, or if not indicated, Company indebtedness will be applied first, followed by cash, received in payment of the Subscription Price.

(2) Execution.

(a) Execution by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

(b) Execution by Person Other than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the Subscription Certificate, unless the Subscription Agent, in its discretion, dispenses with proof of authority.

(c) Signature Guarantees. Your signature must be guaranteed by an eligible guarantor institution if you specify special issuance or delivery instructions.

(3) Method of Delivery. The risk of delivery of all documents and payments is on you or your nominee, not the Company or the Subscription Agent. Because uncertified personal checks may take seven or more business days to clear, you are strongly urged to pay or arrange for payment by means of certified or cashier's check or money order to avoid missing the opportunity to exercise your Subscription Rights should you decide to do so.

(4) Special Provisions Relating to the Delivery of Subscription Rights through DTC Participants. Banks, trust companies, securities dealers and brokers that hold shares of our Common Stock on the Record Date as nominee for more than one beneficial owner may, upon proper showing to the Subscription Agent, exercise their subscription privilege on the same basis as if the beneficial owners were record holders on the Record Date through DTC. Such holders may exercise these rights through DTC’s PSOP Function on the “agents subscription over PTS” procedure and instructing DTC to charge their applicable DTC account for the subscription payment for the new shares and deliver such amount to the Subscription Agent. DTC must receive the subscription instructions and payment for the new shares by the Expiration Date.

(5) Substitute Form W-9.

Each Subscription Rights holder who elects to exercise Subscription Rights should provide the Subscription Agent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9. See “Important Tax Information—Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9.” Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 28% U.S. federal income tax withholding with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Subscription Rights (for those holders exercising Subscription Rights). Foreign Persons may be required to provide an appropriate Form W-8 rather than Form W-9 and may be subject to withholding at a rate of up to 30%.

IMPORTANT TAX INFORMATION

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE; (B) THE ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN; AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCE FROM AN INDEPENDENT TAX ADVISOR.

This tax information is provided in connection with the Company’s prospectus, dated May [__], 2011 (the “Prospectus”).

Under the United States federal income tax laws, dividend payments that may be made by the Company on shares of its Common Stock, issued upon the exercise of non-transferable subscription rights (the “Subscription Rights”) may be subject to backup withholding. Generally such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (“TIN”) and certifies under penalties of perjury that the number provided is correct and provides certain other certifications. Each holder that exercises Subscription Rights and wants to avoid backup withholding must, unless an exemption applies, provide the Subscription Agent, as the Company’s agent in respect of exercised Subscription Rights (the “Requester”), with such holder’s correct TIN (or with a certification that such holder is awaiting a TIN) and certain other certifications by completing Substitute Form W-9 below.

Certain holders (including, among others, corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign holder to qualify as an exempt recipient, that holder must submit a properly completed appropriate Form W-8 (e.g., W-8BEN, Certificate of Foreign Status of Beneficial Owner for Unites Sates Tax Withholding) instead of a Substitute Form W-9, signed under the penalties of perjury, attesting to that holder’s foreign status. The appropriate Form W-8 may be obtained from the Subscription Agent. Although a foreign holder may be exempt from backup withholding, payments of dividends may be subject to withholding tax, currently at a 30% rate (or, if certain tax treaties apply such applicable lower rate). Exempt U.S. holders should indicate their exempt status on Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. Holders are urged to consult their tax advisers to determine whether they are exempt from withholding and reporting requirements.

If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold (currently at a 28% rate) on any dividend payments made to a holder that exercises Subscription Rights. Backup withholding is not an additional tax.  Rather, the amount of backup withholding can be credited against the U.S. federal income tax liability of the holder subject to backup withholding, provided that the required information is provided to the IRS. If withholding results in an overpayment of taxes, a refund may be obtained.

A holder that exercises Subscription Rights is required to give the Subscription Agent the TIN of the record owner of the Subscription Rights. If such record owner is an individual, the taxpayer identification number is the taxpayer’s social security number. For most other entities, the TIN is the employer identification number.  If the Subscription Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

If you do not have a TIN, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for instructions on applying for a TIN, write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If you do not provide your TIN to the Subscription Agent within 60 days, backup withholding will begin and continue until you furnish your TIN to the Subscription Agent. Note: Writing “Applied For” on the form means that you have already applied for a TIN or that you intend to apply for one in the near future.

REQUESTER’S NAME:

Give Form to the Requester. Do NOT send to the IRS.

Name

Business name, if different from above.

Check appropriate box:	[_] Individual/Sole Proprietor [_] Corporation [_] Partnership [_] Other

Address (number, street, and apt. or suite no.)

City, State, and ZIP code

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request For Taxpayer Identification Number

Part I— TAXPAYER IDENTIFICATION NUMBER (TIN).

Enter your TIN in the appropriate box.  For most individuals, this is your social security number (SSN).  For most other entities, it is your employer identification number (EIN).  CERTIFY BY SIGNING AND DATING BELOW.

Social Security Number

Employer identification number (If awaiting TIN, write “Applied For”)

Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to give.

Part II—If you are exempt from backup withholding, see the enclosed guidelines and complete as instructed therein.

Part III—Certification

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE ______________________ DATE ______________________

YOU MUST COMPLETE THE FOLLOWING

CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART I OF THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under the penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number to the Subscription Agent, 28% of all reportable payments made to me will be withheld, but will be refunded to me if I provide a certified taxpayer identification number within 60 days.

SIGNATURE	DATE

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS OF DIVIDENDS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE; (B) THE ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN; AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.—Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the name* and SOCIAL SECURITY number of—

1. An individual’s account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a. A revocable savings trust account (in which grantor is also trustee)	The grantor-trustee(1)
b. Any “trust’ account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship or single-owner LLC account	The owner(3)

6. A valid trust, estate, or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)

7. Corporate (or LLC electing corporate status of Form 8832) account	The corporation

8. Religious, charitable, or educational organization account	The organization

9. Partnership account held in the name of the business	The partnership

10. Association, club, or other tax-exempt organization	The organization

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

____________

*	If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Show the individual name of the owner. If the owner does not have an employer identification number, furnish the owner’s social security number.

(4)	List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number (or “TIN”) or you do not know your number, obtain form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns).  You may obtain Form SS-5 from your local Social Security Administration Office and Forms SS-4 and W-7 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS’s Internet Web Site at www.irs.gov.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the Requester.  Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the Requester.  If the payer does not receive your TIN within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your TIN to the payer.  Note: Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:*

•	An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

•	A foreign government or a political subdivision, agency or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.

Payees that may be exempt from backup withholding include the following:

•	A corporation;

•	A foreign central bank of issue;

•	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States;

•	A futures commission merchant registered with the Commodity Futures Trading Commission;

•	A real estate investment trust;

•	An entity registered at all times during the tax year under the Investment Company Act of 1940;

•	A common trust fund operated by a bank under section 584(a);

•	A financial institution;

•	A middleman known in the investment community as a nominee or custodian; or

•	A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer’s trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to non-resident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

____________

*	Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding.  FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and their regulations.

Privacy Act Notices.  Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other payments.  The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return.  The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws.

You must provide your TIN to the payer whether or not you are required to file a tax return.  Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payer.  Certain penalties also may apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Statements With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.—If you willfully falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.